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                                                                    EXHIBIT 21.1

                            Equality Bancorp, Inc.

                             List of Subsidiaries
      (Effective Upon Consummation of the Conversion and Reorganization)


                                Name under which                 State or Other Jurisdiction of
Name of Subsidiary:             Subsidiary Does Business:        Incorporation or Organization
-------------------             -------------------------        -------------------------------
Equality Savings Bank           Equality Savings Bank            Federally-chartered
 (formerly Equality
 Savings and Loan
 Association, F.A.

Equality Mortgage               Equality Mortgage                Missouri corporation
 Corporation (wholly-           Corporation
 owned subsidiary of
 Equality Savings Bank)

Equality Commodity              Equality Insurance Agency        Missouri corporation
 Corporation (wholly-owned
 subsidiary of
 Equality Savings Bank)

Dutch Town                      Dutch Town Development           Missouri corporation
 Development Co.                Co.
 (wholly-owned subsidiary
 of Equality Commodity
 Corporation)